As filed with the Securities and Exchange Commission	Registration No. 333-123134
on ________________________.

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2/A-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERNATIONAL GOLD CORP.
(Name of small business issuer in its charter)

Nevada	1081	N/A
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

INTERNATIONAL GOLD CORP.	CORPORATION TRUST COMPANY OF NEVADA
885 Pyrford Road	6100 Neil Road, Suite 500
West Vancouver, British Columbia	Reno, Nevada 89544
Canada V7S 2A2	(775) 688-3061
(604) 925-0220
(Address and telephone of registrant's	(Name, address and telephone number of
executive office)	agent for service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 503
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

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CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	2,000,000	$0.10	$200,000	$100.00

[1]     Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

INTERNATIONAL GOLD CORP.
Shares of Common Stock
1,000,000 Minimum - 2,000,000 Maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. In the event that 1,000,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 1,000,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you without interest or deduction of any kind. If at least 1,000,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at Bank of Montreal.

There are no minimum purchase requirements and no arrangements to place the funds in an escrow, trust or similar account.

Our common stock will be sold by Kathrine MacDonald, an officer and director of the Company.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.10	$0.030	0.070
Per Share - Maximum	$0.10	$0.015	0.085
Minimum	$100,000	$30,000	70,000
Maximum	$200,000	$30,000	170,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________________.

SUMMARY OF OUR OFFERING

Our Business

We are an exploration stage corporation. We own one property located in eastern British Columbia, Canada. The property consists of one mining claim containing approximately 53 acres. Title to the property is recorded in the name of Woodburn Holdings Ltd., a corporation owned and controlled by our president, Kathrine MacDonald. We intend to explore for gold on the property.

Our administrative office is located at 885 Pyrford Road, West Vancouver, British Columbia, Canada V7S 2A2 and our telephone number is (604) 925-0220 and our registered statutory office is located at 6100 Neil Road, Suite 500, Reno, Nevada 89544. Our fiscal year end is December 31. Our mailing address is 885 Pyrford Road, West Vancouver, British Columbia, Canada V7S 2A2.

We have no revenues; have losses since inception; have no operations; have been issued a going concern opinion by our auditor; and, rely upon the sale of securities in this offering to fund our operations.

General

Exploration stage is the process of prospecting for mineralized material. Mineralized material is a mineralized body which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. Our exploration program is divided into phases. Phase 1 calls for the retention of a consultant to manage our exploration program. Phase 2 calls for core drilling to obtain samples. Phase 3 calls for analyzing the samples to determine if mineralize material exists. We will make a decision whether to proceed with each successive phase of the exploration program upon completion of the previous phase and upon analysis of the results of each phase. Even if we complete our current exploration program and we are successful in identifying mineralized material, we will have to spend substantial funds on further drilling and engineering studies before we would have a commercially viable mineral deposit called a reserve.

The Offering

Following is a brief summary of this offering:

Securities being offered	A minimum of 1,000,000 shares of common stock and a maximum of 2,000,000 shares of common stock, par value $0.00001
Offering price per share	$ 0.10
Offering period	The shares are being offered for a period not to exceed 180 days, unless extended by our board of directors for an additional 90 days.
Net proceeds to us	Approximately $170,000.
Use of proceeds	We will use the proceeds to pay for offering expenses, research and exploration.
Number of shares outstanding before the offering	5,000,000
Number of shares outstanding after the offering if all of the shares are sold	7,000,000

The proceeds of the offering will be held in a separate account at Bank of Montreal. We will hold the funds in the account until we receives a minimum of $100,000 at which time we will withdraw and use those funds. Any funds received by us thereafter will immediately be withdrawn by us. If we do not receive the minimum amount of $100,000 within 180 days of the effective date of our registration statement, 90 additional days if we so choose, all funds will be promptly returned to you without a deduction of any kind. During the 180 day period and possible additional 90 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $100,000 within the 180 day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days.

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of March 31, 2005	As of December 31, 2004
Balance Sheet
Total Assets	$374	$220
Total Liabilities	$20,304	$18,683
Stockholders Equity - (Deficit)	$(19,930)	$(18,463)

	From Inception On	From Inception on
	December 9, 2004	December 9, 2004
	through	through the year Ended
	March 31, 2005	December 31, 2004
Income Statement
Revenue	$0	$0
Total Expenses	$1,467	$18,513
Net Income - (Loss)	$(1,467)	$(18,513)
Net Income - (Loss) Per Share	$(0.01)	$(0.01)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with INTERNATIONAL GOLD CORP.:
  Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

  Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such we may have to cease operations and you could lose your investment.

  Because the probability of an individual prospect ever having reserves is extremely remote any funds spent on exploration will probably be lost.

  The probability of an individual prospect ever having reserves is extremely remote. In all probability the property does not contain any reserves. As such, any funds spent on exploration will probably be lost which result in a loss of your investment.

  Our management lacks technical training and experience in mining operations and consequently our operations, earnings and ultimate financial success could be irreparably harmed.

  Our management lacks technical training and experience with exploring for, starting, and operating a mine. With no direct training or experience in these areas, management may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices many not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in the industry.

  We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

  We were incorporated in December 2004 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $18,513. The loss was a result of the payment of fees for staking our claims, incorporation, legal and accounting. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

*	our ability to locate a profitable mineral property
*	our ability to generate revenues
*	our ability to reduce exploration costs.

  Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

  Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, management's decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. As a result, we may have to suspend or cease operations which will result in the loss of your investment.

  Our management is inexperienced with exploring for, starting, and operating an exploration program. Further, our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

  Because a mining engineer or geologist has not examined the property and we do not have a mining report covering our property, the likelihood that our property contains mineralized material is purely subject to chance. If we do not find mineralized material, you will lose your investment.

  A mining engineer or geologist has not examined the property. Further, we do not have a mining report covering the property. Therefore, the likelihood that the property contains mineralized material is purely subject to change. If we do not find mineralized material on the property, you will lose your investment.

  Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.

  Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause the roads leading to our claims to be impassible during six to seven months of the year. When roads are impassible, we are unable to conduct exploration operations on the property.

  Because we are small and do not have any ore reserves or much capital, we may have to limit our exploration activity which may result in a lose of your investment.

  Because we are small and do not have ore reserves or much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

  We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend operations.

  Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

  Because Ms. MacDonald and Mr. Baker have other outside business activities and will each only be devoting 10% of their time or approximately four hours per week each to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

  Because Ms. MacDonald and Mr. Baker, our officers and directors, have other outside business activities and will each only be devoting 10% of their time or four hours each per week to our operations, our operations may be sporadic and occur at times which are convenient to Ms. MacDonald and Mr. Baker. As a result, exploration of the property may be periodically interrupted or suspended.

  Because title to the property is held in the name of another entity, if it transfers the property to someone other than us, we will cease operations.

  Title to the property upon which we intend to conduct exploration activities is not held in our name. Title to the property is recorded in the name of Woodburn Holdings Ltd., a British Columbia corporation owned and controlled by Robert Baker, our secretary. If Woodburn Holdings Ltd. Transfers the property to a third person, the third person will obtain good title and we will have nothing. If that happens we will be harmed in that we will not own any property and we will have to cease operations. We believe if Mr. Baker as president of Woodburn Holdings Ltd. transfers title to a third party, we would have a cause of action against Mr. Baker for breach of fiduciary duty, but we do not believe we would have a cause of action against Woodburn Holdings, Ltd. Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. In order to comply with the law we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time since the legal costs of incorporating a subsidiary corporation, the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement would cost several thousands of dollars. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property.

  If Kathrine MacDonald, our president and a director, should resign or die, we will not have a chief executive officer which could result in our operations suspending. If that should occur, you could lose your investment.

  Kathrine MacDonald is our president and a director. We are extremely dependent upon her to conduct our operations. If she should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

Risks associated with this offering:

  Because our officers and directors will own more than 50% of the outstanding shares after this offering, they will be able to decide who will be directors and you may not be able to elect any directors.

  Even if we sell all 2,000,000 shares of common stock in this offering, Ms. MacDonald and Mr. Baker, through their wholly owned corporations, will still own 5,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Ms. MacDonald and Mr. Baker will be able to elect all of our directors and control our operations.

  Because our officers and directors are risking a small amount of capital and property as a loan, while you on the other hand are risking up to $200,000, as an equity investment, if we fail you will absorb most of the loss.

  Woodburn Holdings Ltd., a corporation owned by Robert Baker our secretary will receive a substantial benefit from your investment. He supplied the property, paid expenses, advanced cash and made a loan all of which totaled $8,683. You on the other hand, will be providing all of the cash, through your equity investment, for our operations. If we cease operations, Woodburn Holdings Ltd., as debtor, will be entitled to recover the amount of their loan before you will be entitled to recover any of your equity investment. As a result, if we cease operations for any reason, you will lose your investment while Woodburn Holdings Ltd., if funds are available, will be entitled to the return of the amount he loaned to us.

  Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, you will lose your investment.

  Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for exploration.

  Because there is no public trading market for our common stock, you may not be able to resell your stock.

  There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

USE OF PROCEEDS

Our offering is being made on a self-underwritten $100,000 minimum, $200,000 maximum basis. The table below sets forth the use of proceeds if $100,000, $150,000 or $200,000 of the offering is sold.

	$100,000	$150,000	$200,000

Gross proceeds	$100,000	$150,000	$200,000
Offering expenses	$30,000	$30,000	$30,000
Net proceeds	$70,000	$120,000	$170,000

The net proceeds will be used as follows:

Consulting Services	$5,000	$10,000	$15,000
Core Drilling	$50,000	$95,000	$135,000
Analyzing Samples	$10,000	$10,000	$10,000
Telephone	$200	$200	$200
Mail	$50	$50	$50
Stationary	$100	$100	$100
Accounting	$1,500	$1,500	$1,500
Office Equipment	$1,000	$1,000	$1,000
SEC filing	$2,150	$2,150	$2,150
Secretary	$0	$0	$5,000

Offering expenses consist of: (1) legal services, (2) accounting fees, (3) fees due the transfer agent, (4) printing expenses, and (5) filing fees.

Exploration expenditures consist of fees to be paid for consulting services connected with exploration, the cost of core drilling, and cost of analyzing core samples. We are not going to spend any sums of money or implement our exploration program until this offering is completed. We have not begun exploration. Consulting fees will not be more than $5,000 per month. Core drilling will cost $20.00 per foot. We drill as many holes as proceeds from the offering allow. We estimate it will cost up to $10,000 to analyze the core samples.

We cannot be more specific about the application of proceeds for exploration, because we do not know what we will find. If we attempted to be too specific, every time an event occurred that would change our allocation, we would have to amend this registration statement. We believe that the process of amending the registration statement would take an inordinate amount of time and not be in your best interest in that we would have to spend money for legal fees which we could spend on exploration.

Working capital is the cost related to operating our office. It is comprised of expenses for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, legal and accounting fees related to filing reports with the SEC, and the salary of one secretary, assuming the maximum number of shares are sold, if needed.

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we discover significant quantities of mineral, we will begin technical and economic feasibility studies to determine if we have reserves. Only after we have reserves will we consider developing the property.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of March 31, 2005, the net tangible book value of our shares of common stock was a deficit of $18,463 or approximately $0.004 per share based upon 5,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $151,537, or approximately $0.022 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.025 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.078 per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 29% of the total number of shares then outstanding for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50, or approximately $0.00001 per share.

If 75% of the Shares Are Sold:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $101,537, or approximately $0.016 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.019 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.084 per share.

After completion of this offering, if 1,500,000 shares are sold, you will own approximately 23% of the total number of shares then outstanding for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 77% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $50, or approximately $0.00001 per share.

If 50% of the Shares Are Sold:

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $51,537, or approximately $0.09 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.012 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.091 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 17% of the total number of shares then outstanding for which you will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 83% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $50, or approximately $0.00001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are sold:

Price per share	$0.10
Net tangible book value per share before offering	$(0.004)
Potential gain to existing shareholders	$170,000
Net tangible book value per share after offering	$0.022
Increase to present stockholders in net tangible book value per share after offering	$0.025
Capital contributions	$50
Number of shares outstanding before the offering	5,000,000
Number of shares after offering held by existing stockholders	5,000,000
Percentage of ownership after offering	71%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.10
Dilution per share	$0.078
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	29%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.10
Dilution per share	$0.084
Capital contributions	$150,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	23%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.10
Dilution per share	$0.091
Capital contributions	$100,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	17%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, 2,000,000 shares maximum basis. The offering price is $0.10 per share. Funds from this offering will be placed in a separate bank account at Bank of Montreal, 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1L7. Its telephone number is (604) 665-7374. Robert Baker and Kathrine MacDonald, our officers and directors will jointly control this account. Funds will not be placed in an escrow account, trust or similar account. We will hold the funds in the account until we receives a minimum of $100,000 at which time we will withdraw and use those funds. Any funds received by us thereafter will immediately be withdrawn by us. If we do not receive the minimum amount of $100,000 within 180 days of the effective date of our registration statement, 90 additional days if we so choose, all funds will be promptly returned to you without a deduction of any kind. We assure you that you will get your money back if we don't raise the $100,000 in the foregoing time period. During the 180 day period and possible additional 90 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $100,000 within the 180 day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. There are no finders involved in our distribution. Our officers and directors will not be able to purchase securities in this offering in order to reach the minimum.

We will not notify you if we intend to extend the offering for 90 days beyond the initial 180 days.

We will sell the shares in this offering through Kathrine MacDonald, one of our officers and directors. She will receive no commission from the sale of any shares. She will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.   The person is not statutorily disqualified, as that term is defined in Section 3(a) (39) of the Act, at the time of his participation; and,

2.   The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.   The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.   The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Ms. MacDonald is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. She is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. She has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Ms. MacDonald will also distribute the prospectus to potential investors at the meetings, to business associates and to her friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

We intend to sell our shares in the states of New York, Illinois, Georgia, Wyoming, Colorado, New York, New Jersey, Washington D.C. and outside the United States.

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker-dealers, many broker-dealers may not want to make a market in our shares or conduct any transactions in our shares. As such your ability to dispose of your shares may be adversely affected.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement
2.	Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "INTERNATIONAL GOLD CORP."

A subscription agreement form accompanies this prospectus.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Subscriptions will be placed in a separate bank account at Bank of Montreal, until we have received $100,000. Upon receipt of $100,000, we will withdraw and use the funds. If we do not receive the $100,000 within 180 days of the effective date of this offering, 90 additional days if extended, or a total of 270 days, all subscriptions received by it will be promptly returned to each investor without interest or deduction therefrom.

BUSINESS

General

We were incorporated in the State of Nevada on December 9, 2004. We will be engaged in the acquisition and exploration of mining properties. We maintain our statutory registered agent's office at 6100 Neil Road, Suite 400, Reno, Nevada 89544 and our business office is located at 885 Pyrford Road, West Vancouver, British Columbia, Canada. Our telephone number is (604) 925-0220. This is the home of Robert Baker, our secretary. We use this space on a rent-free, no charge basis. There will be no future charges for use of the space as well.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans.

We have no revenues; have losses since inception; have no operations; have been issued a going concern opinion by our auditor; and, rely upon the sale of securities in this offering to fund our operations.

We are an exploration stage mining company. Exploration stage is the process of prospecting for mineralized material. Mineralized material is a mineralized body which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. Our exploration program is divided into phases. Phase 1 calls for the retention of a consultant to manage our exploration program. Phase 2 calls for core drilling to obtain samples. Phase 3 calls for analyzing the samples to determine if mineralize material exists. We will make a decision whether to proceed with each successive phase of the exploration program upon completion of the previous phase and upon analysis of the results of each phase. Even if we complete our current exploration program and we are successful in identifying mineralized material, we will have to spend substantial funds on further drilling and engineering studies before we would have a commercially viable mineral deposit called a reserve.

Background

In December 2004, Woodburn Holdings Ltd., a British Columbia corporation entirely owned and controlled by our secretary, Robert Baker, acquired one mineral property containing one mining claim in British Columbia, Canada by purchasing for $8,500 the same through Glengarry Development Corp., a non-affiliated third party. Lloyd Tattersall is a staking agent employed by Glengarry Development Corp. Glengarry Development Corp. is located 1395 Marine Drive, West Vancouver, British Columbia, Canada V7T 2X8. Glengarry Development Corp. is in the business of staking mining claims and assisting persons with the process of recording mining claims in British Columbia. Mr. Tattersall has been staking claims since 1962. His British Columbia license number is 12657. Mr. Tattersall has also served on the board of directors of Gavex Gold Mines Ltd., El Camino Resources Corp., and Big Valley Resources Corp, all Canadian publicly traded companies.

Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by depositing posts or other visible markers to indicate a claimed area. The process of posting the area is known as staking. Woodburn Holdings Ltd. paid Glengarry Development Corp. $8,500 to stake the claim. The claim was transferred to Woodburn Holdings Ltd. Woodburn Holdings Ltd. is Mr. Baker's privately held corporation. There are no officers, directors or shareholders of Woodburn Holdings Ltd. other than Mr. Baker. Woodburn is a corporate vehicle that Mr. Baker uses to conduct a portion of his personal business. The claim is recorded in the name of Woodburn Holdings Ltd. to avoid paying additional fees. Woodburn Holdings Ltd. has not provided us with a signed or executed bill of sale in our favor. Woodburn Holdings Ltd. will issue a Bill of Sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the property.

Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. Since we are an American corporation, we can never possess legal mining claim to the land. In order to comply with the law we would have to incorporate a British Columbia wholly owned Subsidiary Corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time since the legal costs of incorporating a subsidiary corporation, the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement would cost several thousands of dollars. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property.

In the event that we find mineralized material and the mineralized material can be economically extracted, we will form a wholly owned British Columbia subsidiary corporation and Mr. Baker will convey title to the property to the wholly owned subsidiary corporation. Should Mr. Baker transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations. We believe if Mr. Baker as president of Woodburn Holdings Ltd. transfers title to a third party, Mr. Baker would be liable to us for monetary damages for breach of fiduciary duty, but we do not believe we would have a cause of action against Woodburn Holdings, Ltd. Mr. Baker has agreed verbally with us not to cause the title to pass to another entity.

To date we have not performed any work on the property. All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of our property, that is the province of British Columbia.

In the nineteenth century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. Our property is one such acquisition. Accordingly, fee simple title to our property resides with the Crown.

Our claims are mining leases issued pursuant to the British Columbia Mineral Act. The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

The property is unencumbered, that is there are no claims, liens, charges or liabilities against the property, and there are no competitive conditions, that is the action of some unaffiliated third party, that could affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

To date we have not performed any work on the property. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

There are no native land claims that affect title to the property. We have no plans to try interest other companies in the property if mineralization is found. If mineralization is found, we will try to develop the property ourselves.

Claims

The following is a list of the claim number, claim name, date of recording and expiration date of our claim:

		Date of	Date of
Claim No.	Document Description	Recording	Expiration

406361	K-9 Mining Claim.	December 10, 2004	December 25, 2006

Our claim measures 500 meters by 500 meters.

In order to maintain this claim Woodburn Holdings Ltd. must pay a fee of approximately $67.00 per year per claim. Woodburn Holdings Ltd. can renew the claim indefinitely; the amount of the renewal will not increase for the year ending 2005. We have no earthly idea if the fee to renew the claim will increase after 2005. There is no grace period if there is a default on the work or Woodburn Holdings misses renewing the claim. Woodburn will not cause the claim to expire as a result of not renewing the same or failing to perform work on the claim, provided mineralized material is found. In the event that our exploration program does not find mineralized material, Woodburn will allow the claim expire and we will cease operations.

The property was selected by our officers and directors because Mr. Tattersall advised us that gold has been discovered on other property nearby. No technical information was used to select the property.

Location and Access

The property is located on the south end of Polley Lake approximately 90 Kilometers northeast of the city of Williams Lake. Traveling 90 Kilometers northeast on paved road can access it. Numerous local logging and exploration roads give good access to all parts of the property.

MAP 1

104G
104H
94E
94F
94G
94H
104B
104A
94D
94C
94B
94A
Fort St. John
Dawson Creek
103P
93M
93N
93O
93P
103J
103I
Terrace
93L
93K
93J
93I
Prince Rupert
Prince George
103G
93E
93F
93G
93H
83E
Quesnel
103B
93D
93C
93B
93A
K-9 Claim
83D
83C
Williams Lake
102O
102P
92M
92N
92O
92P
82M
82N
82O
Revelstoke
102I
92L
92K
92J
92I
Kamloops
Merritt
Vernon
82L
82K
82J
Kelowna
Cranbrook
82G
Nelson
82F
Courtenay
92E
92F
92G
92H
Penticton
82E
Greenwood
Grand Forks
Trail
Castlegar
Nanaimo
Chilliwack
Abbotsford
Duncan
92C
Colwood
92B

MAP 2

K-9 Claim
406361
93A.053
93A.052
Map Center: 121° 32' 39" W, 52° 31' 41" N
Copyright © BC Ministry of Sustainable Resource Management

Physiography

The property lies between elevations of 700 meters and 1300 meters. The claim is 500 meters long by 500 meters wide, approximately 53 acres. It is flat and accessible on the east side of the Imperial Metals Ltd. Mount Polley Mine Property. Vegetation consists mainly of Pine and Fir.

The property is snow-free from May to November. Providing a six to seven month exploration season. As such, no exploration will take place from approximately December to April.

Property Geology

The property is covered by pink and gray medium to fine grained diorite, monzonite and syenite, maroon and gray polyllithic volcanic breccias. The major types of rocks found on the property are monzonite syenite (which is gravel, sand, silt and clay).

We selected the property because gold has been found on other properties nearby. Other than the foregoing, we did not rely on technical information for the selection of the property. Our officers and directors were responsible for the selection of the property. They selected the property because they were advised by Mr. Tattersall that gold was found on property nearby.

Mineralization

Isolated findings of minerals bearing copper, gold and silver have been found, but none anywhere near economic concentrations.

History of Previous Work

Some soil sampling for copper gold was done in the 1960's by Amax Exploration resulting in some copper anomalies.

Our Proposed Exploration Program

We are prospecting for gold. Our target is mineralized material. Our success depends upon finding mineralized material. Mineralized material is a mineralized body which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we do not find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment. We anticipate being able to delineate a mineralized body, if one exists, within nine months of beginning exploration.

In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and cannot raise it, we will have to suspend or cease operations.

We must conduct exploration to determine what amount of minerals, if any, exist on the property and if any minerals which are found can be economically extracted and profitably processed.

The property is undeveloped raw land. Detailed exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, the property has never been mined. The only event that has occurred is the staking of the property by Glengarry Development Corp., a physical examination of the property and one day of prospecting. The cost of staking the claims was included in the $8,500, Woodburn Holdings Ltd. paid to Glengarry Development Corp. Before gold retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We cannot predict what that will be until we find mineralized material.

We do not know if we will find mineralized material.

Our exploration program is designed to economically explore and evaluate the property.

We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

We intend to implement an exploration program which consists of core sampling. Core sampling is the process of drilling holes to a depth of up to 1,400 feet in order to extract a samples of earth. Our officers and directors will determine where drilling will occur on the property in consultation with an exploration consultant to be selected by our officers and directors, provided that we raise the minimum amount of this offering. As of the date hereof, we have not selected a consultant or entered into any contracts with any consultants. There are numerous exploration consultants in British Columbia that can provide the services we require. The samples will be tested to determine if mineralized material is located on the property. Based upon the tests of the core samples, we will determine if we will terminate operations; proceed with additional exploration of the property; or develop the property. The proceeds from this offering are designed to only fund the costs of core sampling and testing. We intend to take our core samples to ALS Chemex, analytical chemists, geochemists and registered assayers located in North Vancouver, British Columbia. There is no affiliation or prior relationship between us and our management and ALS Chemex. Further, there is no contract with ALS Chemex at the present time.

We estimate the cost of core sampling will be $20.00 per foot drilled. The amount of drilling will be predicated upon the amount of money raised in this offering. If we raise the minimum amount of money, we will drill approximately 2,250 linear feet or 8 holes. Assuming that we raise the maximum amount of money, we will drill approximately 7,000 linear feet, or up to 23 holes to a depth of 300 feet. We estimate that it will take up to three months to drill 20 holes to a depth of 300 feet. We will pay an exploration consultant up to a maximum of $5,000 per month for his services during the three month period or a total of $15,000. The total cost for analyzing the core samples will be $3,000. We will begin drilling ninety days after this offering is closed, weather permitting. To date, we have not paid any fees for an exploration consultant.

The breakdown of estimated times and dollars was made by our officers and directors in consultation.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

If we are unable to complete exploration because we do not have enough money, we will cease operations until we raise more money. If we cannot or do not raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans to do anything else.

We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for mineralized material. We may or may not find any mineralized material. We hope we do, but it is impossible to predict the likelihood of such an event.

We do not have any plan to make our company to revenue generation. That is because we have not found economic mineralization yet and it is impossible to project revenue generation from nothing.

We anticipate starting exploration operation within 90 days of the completion of this offering weather permitting.

If we do not find mineralized material on the property, Woodburn Holdings Ltd. will allow the claim to expire and we will cease operations.

Competitive Factors

The gold mining industry is fragmented. We compete with other exploration companies looking for gold. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. We do not compete with other exploration companies since we will be conducting exploration activities on one property and we have no plans to acquire additional properties. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for

*	locating claims
*	posting claims
*	working claims
*	reporting work performed

We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

1.	Health and Safety
2.	Archaeological Sites
3.	Exploration Access

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only "cost and effect" of compliance with environmental regulations in British Columbia is returning the surface to its previous condition upon abandonment of the property. We cannot speculate on those costs in light of our ongoing plans for exploration. In any event, we have not allocated any funds for the reclamation of the property.

Subcontractors

We intend to use the services of subcontractors for manual labor exploration work on our properties.

Employees and Employment Agreements

At present, we have no employees, other than our two officers and directors. Our officers and directors are part-time employees and will devote about 10% of their time to our operation. Accordingly, we have two total employees, no full-time employees and two part-time employees. Our officers and directors do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors. Mr. Baker will handle our administrative duties. Because our officers and directors are inexperienced with exploration, they will hire qualified persons to perform the surveying, exploration, and excavating of our property. As of today, we have not looked for or talked to any geologists or engineers who will perform work for us in the future. We do not intend to do so until we complete this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. Our only other source for cash at this time is investments by others in this offering. We must raise cash to implement our project and stay in business. The minimum amount of the offering will allow us to operate for at least one year. Our success or failure will be determined by what we find under the ground. The more money we raise, the more core samples we can take. The more core samples we take, the more thorough our exploration will be conducted. Since we do not know what we will find under the ground, we cannot tell you if we will be successful even if we raise the maximum amount of this offering. We will not begin exploration of the property until we raise money from this offering. We believe we will need to raise the minimum amount in this offering of $100,000 in order to remove uncertainties surrounding our ability to continue as a going concern.

To meet our need for cash we are attempting to raise money from this offering. We will be able to stay in business for one year if we raise at least $100,000. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

Our officers and directors are unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it will last a year. If we raise less than the maximum amount, we do not believe the money will last a year. If we raise less than the maximum amount and we need more money we will have to revert obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

We will be conducting research in the form of exploration of the property. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months. We will not buy any equipment until have located a body of ore and we have determined it is economical to extract the ore from the land.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

If we are unable to complete any phase of exploration because we don't have enough money, we will cease operations until we raise more money. If we can't or don't raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans to do anything.

We do not intend to hire additional employees at this time. All of the work on the property will be conduct by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Milestones

The following are our milestones:

1.     0-30 days after completion of the offering, retain our consultant to manage the exploration of the property. - Cost $15,000. Time of retention 0-90 days.

2.     30-120 after completion of the offering. - Core drilling. Core drilling will cost $20.00 per foot. The number of holes to be drilled will be dependent upon the amount raised from the offering. Core drilling we be subcontracted to non-affiliated third parties. Time to conduct the core drilling - 90 days.

3.     120-150 days after completion of the offering. Have independent a third party analyze the samples from the core drilling. Determine if mineralized material is below the ground. If mineralized material is found, define the body. We estimate that it will cost $10,000 to analyze the core samples and will take 30 days.

All funds for the foregoing activities will be obtained from this public offering.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct into the research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on December 9, 2004 to March 31, 2005

We acquired one property containing one claim. We have staked the property and will begin our exploration plan upon completion of this offering.

Since inception, we have used loans from Sovereign Gold Corporation, a private company not related to the issuer, and Woodburn Holdings Ltd., a corporation owned by Robert Baker, our secretary, to stake the property, to incorporate us, and for legal and accounting expenses. Net cash provided since inception on December 9, 2004 to March 31, 2005 was $8,683. The loans are not evidenced by any written instruments. The loans will not be repaid from the proceeds from this offering. The loans are without interest and will only be repaid from subsequent funds received from operations.

Liquidity and Capital Resources

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 5,000,000 shares of common stock through a Section 4(2) offering in December 2004. This was accounted for as a purchase of shares of common stock.

As of March 31, 2005, our total assets were $374 and our total liabilities were $20,304.

MANAGEMENT

Officers and Directors

Our directors serve until their successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serves until their successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Kathrine MacDonald	46	president, principal executive officer,
850 West Hastings Street		treasurer, principal accounting officer, and
Suite 201		principal financial officer and a member of the
Vancouver, British Columbia		board of directors
Canada V6C 1E1

Robert Baker	51	secretary and member of the board of directors
885 Pyrford Road
West Vancouver, British Columbia
Canada V7S 2A2

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Since December 9, 2004, Kathrine MacDonald has been our president, principal executive officer, treasurer, principal financial officer and a member of our board of directors Kathrine MacDonald has been President of Dimac Capital Corp since 1991. Dimac Capital Corp. is involved in the capital raising and development of mining and resource projects. Ms. MacDonald has been a director of Cantex Mine Development since March 7, 1996. Cantex is a publicly trading company on the TSX Venture Exchange engaged in the business of mining exploration. Ms. MacDonald has been a director of Metalex Ventures Ltd since March 31, 1997. Metalex is a publicly traded company on the TSX Venture Exchange engaged in the business of diamond exploration. Ms. MacDonald has been President, CEO and a Director of Valley High Ventures Ltd. since June 26, 1996. Valley High Ventures Ltd. is a publicly traded company on the TSX Venture Exchange engaged in the business of mining exploration. Ms. MacDonald has been a director of Consolidated AGX Resources since August 17, 1999. Consolidated AGX Resources is a publicly traded company on the TSX Venture Exchange engaged in the business of mining exploration. Ms. MacDonald was a director and Officer of Sovereign Chief Ventures from October 5, 1995 to June 27, 2002. Sovereign Chief Ventures is a publicly trading company on the TSX Venture Exchange engaged in the business of oil and gas exploration and development. Ms MacDonald previously worked with Dia-Met Minerals Ltd from 1995 to 1998 as Manager of Corporate Communications in assisting to raise financing capital to develop North America's first producing diamond mine. Ms MacDonald was an investment advisor for Yorkton Securities from 1989 to 1991. Ms MacDonald was an investment advisor with Continental Carlisle Douglas from 1985 to 1989. She was an investment advisor for Osler Wills Bickle Securities from 1982 to 1985.

Since December 9, 2004, Robert Baker has been our secretary and a member of our board of directors. Since January 2004, Robert Baker has been the president, principal executive officer, treasurer, principal financial officer and a member of the board of directors of Sterling Gold Corporation, a Nevada corporation, engaged in the business of mining exploration. Since June 2003, Mr. Baker has been president, principal executive officer, treasurer, principal financial officer and a member of the board of directors of High Grade Mining Corp., a Nevada corporation engaged in the business of mining exploration. Since September 2004, Mr. Baker has been a director and secretary of Tapestry Ventures Ltd. located in Vancouver, British Columbia. Tapestry Ventures is engaged in the business of mining exploration. Tapestry Ventures does not file reports with the United States Securities and Exchange Commission, but is listed for trading on the TSX Venture Exchange under the symbol TPV.H. Since October 2004, Mr. Baker has been a director and secretary of Tapango Resources Ltd. located in Vancouver, British Columbia. Tapango Resources is engaged in the business of mining exploration. Tapango Resources does not file reports with the United States Securities and Exchange Commission, but is listed for trading on the TSX Venture Exchange under the symbol TPA.H. Since November 2004, Mr. Baker has been a director of Cierra Pacific Ventures Ltd. located in Vancouver, British Columbia. Cierra Pacific is engaged in the business of mining exploration. Cierra Pacific does not file reports with the United States

Securities and Exchange Commission, but is listed for trading on the TSX Venture Exchange under the symbol CIZ.H. From June 2002 to October 2003, Mr. Baker was the president, principal executive officer, treasurer, principal financial officer and a member of the board of directors of TexEn Oil & Gas, Inc. From November 1, 1998 to June 4, 2002, Mr. Baker was a registered representative with Canaccord Capital Corporation, a Canadian broker/dealer. Canaccord Capital Corporation is a broker-dealer registered with the United States Securities and Exchange Commission. Mr. Baker will devote 10% of his time or four hours per week to our operation. Mr. Baker intends to continue his association with us after this offering is completed.

Conflicts of Interest

At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional properties. The only conflict that we foresee is Ms. MacDonald and Mr. Baker's devotion of time to projects that do not involve us. In the event that Ms. MacDonald or Mr. Baker ceases devoting time to our operations, they have agreed to resign as an officer and director.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on December 9, 2004 through March 31, 2005, for our officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

						Long-Term Compensation
			Annual Compensation			Awards	Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
						Securities
						Restricted
				Other	Under	Shares or		Other
				Annual	Options/	Restricted		Annual
Names Executive				Compen-	SARs	Share	LTIP	Compen-
Officer and	Year	Salary	Bonus	sation	Granted	Units	Payouts	sation
Principal Position	Ended	(US$)	(US$)	(US$)	(#)	(US$)	(US$)	(US$)
Kathrine MacDonald	2005	0	0	0	0	0	0	0
President	2004	0	0	0	0	0	0	0
	2003	0	0	0	0	0	0	0

Robert M. Baker	2005	0	0	0	0	0	0	0
Secretary	2004	0	0	0	0	0	0	0
	2003	0	0	0	0	0	0	0

We have not paid any salaries in 2005, and we do not anticipate paying any salaries at any time in 2005. We will not begin paying salaries until we have adequate funds to do so.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

We not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as members of the board of directors.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

		Number of	Percentage of
		Shares After	Ownership After
	Number of	Offering	the Offering
	Shares	Assuming all	Assuming all of
Name and Address	Before the	of the Shares	the Shares are
Beneficial Ownership [1]	Offering	are Sold	Sold

Kathrine MacDonald [2]	2,500,000	2,500,000	35.71%
850 West Hastings Street
Suite 201
Vancouver, British Columbia
Canada V6C 1E1

Robert Baker [3]	2,500,000	2,500,000	35.71%
885 Pyrford Road
West Vancouver, British Columbia
Canada V7S 2A2

All Officers and Directors	5,000,000	5,000,000	71.42%
as a Group (2 persons)

[1]

The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Ms. MacDonald and Mr. Baker are the only "promoters" of our company.

[2]	Ms. MacDonald holds title to her common stock in the name of Dimac Capital Corporation, a British Columbia corporation which she owns and controls.
[3]	Mr. Baker holds title to his common stock in the name of Woodburn Holdings Ltd., a British Columbia corporation, which he owns and controls.

Future Sales by Existing Stockholders

A total of 5,000,000 shares of common stock were issued to Dimac Capital Corporation, a corporation owned and controlled by our president, Kathrine MacDonald and Woodburn Holdings Ltd., a corporation owned and controlled by our secretary, Robert M. Baker and to, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition commencing on December 9, 2005. If the minimum number of shares are sold, Dimac Capital Corporation and Woodburn Holdings Ltd. could each sell up to 60,000 shares quarterly. If the maximum number of shares are sold, Dimac Capital Corporation and Woodburn Holdings Ltd. could each sell up to 75,000 shares quarterly.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our current shareholders will likely sell a portion of their stock if the market price goes above $0.10. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

Because officers and directors will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 71.42% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

In December 2004, we issued a total of 2,500,000 shares of restricted common stock to Dimac Capital Corporation, a corporation owned and controlled by Kathrine MacDonald, our president, in consideration of $25 and 2,500,000 shares of restricted common stock to Woodburn Holdings, Ltd., a corporation owned and controlled by Robert M. Baker, our secretary, in consideration of $25. This was accounted for as a purchase of common stock.

Record title to the property is held in the name of Woodburn Holdings Ltd., a corporation owned and controlled by Robert M. Baker, one of our officers and directors. Mr. Baker is not and will not charge us a fee for holding title to the property. In the event mineralized material is discovered on the property, Woodburn Holdings Ltd. will transfer title to the property to us.

Our business office is located at 885 Pyrford Road, West Vancouver, British Columbia, Canada. Our telephone number is (604) 925-0220. This is the home of Robert Baker, our secretary. We use this space on a rent-free, no charge basis. There will be no future charges for use of the space as well.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to January 31, 2004, included in this prospectus have been audited by Morgan & Company, Chartered Accountants, 700 West Georgia Street, Suite 1488, Vancouver, British Columbia, Canada V7Y 1A1, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, and telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public Accountant.

Our financial statements immediately follow:

Audited financial statements for the period ended December 31, 2004 and unaudited financial statements for the period ending March 31, 2005 follow:

INTERNATIONAL GOLD CORP.
 (An Exploration Stage Company)

BALANCE SHEET
(Unaudited)
(Stated in U.S. Dollars)

	MARCH 31	December 31
	2005	2004

ASSETS

Current
Cash	$374	$220
	374	220

LIABILITIES

Current
Accounts payable	$11,621	$10,000
Due to related parties	8,683	8,683
	20,304	18,683

STOCKHOLDER'S DEFICIENCY

Share Capital
Authorized:
100,000,000 common shares with a par value of
$0.00001 per share

Issued:
5,000,000 common shares	50	50

Deficit Accumulated During The Exploration Stage	(19,980)	(18,513)
	(19,930)	(18,463)

	$374	$220

INTERNATIONAL GOLD CORP.
 (An Exploration Stage Company)

STATEMENTS OF OPERATIONS
(Unaudited)
(Stated in U.S. Dollars)

		PERIOD FROM
	THREE	INCEPTION
	MONTHS	DECEMBER 9
	ENDED	2004 TO
	MARCH 31	MARCH 31
	2005	2005

Revenue	$-	$-

Expenses
Interest and bank charges	56	69
Professional fees	1,411	11,411
Mineral claim payment	-	8,500

Net Loss For The Period	$(1,467)	$(19,980)

Basic And Diluted Net Loss Per Share	$(0.01)

Weighted Average Number Of Shares Outstanding	5,000,000

INTERNATIONAL GOLD CORP.
 (An Exploration Stage Company)

STATEMENTS OF CASH FLOWS
(Unaudited)
(Stated in U.S. Dollars)

		PERIOD FROM
	THREE	INCEPTION
	MONTHS	DECEMBER 9
	ENDED	2004 TO
	MARCH 31	MARCH 31
	2005	2005

Cash Flows used by Operating Activities
Net loss for the period	$(1,467)	$(19,980)

Adjustments To Reconcile Net Loss To Net Cash Used
By Operating Activities

Accounts payable	1,621	11,621
	154	(8,359)

Cash Flows From Financing Activities
Issue of share capital	-	50
Due to related parties	-	8,683
	-	8,733

Increase In Cash	154	374

Cash, Beginning Of Period	220	-

Cash, End Of Period	$374	$374

INTERNATIONAL GOLD CORP.
 (An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS' DEFICIENCY

PERIOD FROM INCEPTION, DECEMBER 9 TO MARCH 31 , 2005
(Unaudited)
(Stated in U.S. Dollars)

	COMMON STOCK		DEFICIT
	NUMBER		ACCUMULATED
	OF		DURING THE
	COMMON	PAR	EXPLORATION
	SHARES	VALUE	STAGE	TOTAL

Shares issued for cash at
$0.00001	5,000,000	$50	$-	$50
Net loss for the period	-	-	(18,513)	(18,513)

Balance, December 31, 2004	5,000,000	50	(18,513)	(18,463)

Net loss for the period	-	-	(1,467)	(1,467)

Balance, March 31, 2005	5,000,000	$50	$(19,980)	$(19,930)

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005
(Unaudited)
(Stated in U.S. Dollars)

1.	BASIS OF PRESENTATION

The unaudited financial statements as of March 31, 2005 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the December 31, 2004 audited financial statements and notes thereto.

2.	MINERAL CLAIM INTEREST

The Company has the right to conduct exploration activity on one mineral claim, the legal title to which is held by Woodburn Holdings Ltd., a British Columbia corporation owned and controlled by Robert Baker, the Company's secretary.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Director
International Gold Corp.
(An exploration stage company)

We have audited the accompanying balance sheet of International Gold Corp. (an exploration stage company) as at December 31, 2004 and the related statements of operations, cash flows, and stockholders' deficiency for the period from December 9, 2004 (date of inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of International Gold Corp. as at December 31, 2004 and the results of its operations and its cash flows for the period from December 9, 2004 (date of inception) to December 31, 2004, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in to Note 1 to the financial statements, the Company incurred a net loss of $18,513 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	"Morgan & Company"

January 13, 2005	Chartered Accountants

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

BALANCE SHEET

DECEMBER 31, 2004
(Stated in U.S. Dollars)

ASSETS

Current
Cash	$220

LIABILITIES

Current
Accounts payable	$10,000
Due to related party (Note 4)	8,683
18,683

STOCKHOLDERS' DEFICIENCY

Share Capital
Authorized:
100,000,000 common shares with a par value of $0.00001 per share
Issued:
5,000,000 common shares	50

Deficit Accumulated During The Exploration Stage	(18,513)
(18,463)
$220

The accompanying notes are an integral part of these financial statements

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

STATEMENT OF OPERATIONS

PERIOD FROM INCEPTION, DECEMBER 9, 2004, TO DECEMBER 31, 2004
(Stated in U.S. Dollars)

Expenses
Bank charges	$13
Mineral claim payment	8,500
Professional fees	10,000

Loss For The Period	$(18,513)

Basic And Diluted Loss Per Share	$(0.01)

Weighted Average Number Of Shares Outstanding	4,772,727

The accompanying notes are an integral part of these financial statements

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

STATEMENT OF CASH FLOWS

PERIOD FROM INCEPTION, DECEMBER 9, 2004, TO DECEMBER 31, 2004
(Stated in U.S. Dollars)

Operating Activities
Loss for the period	$(18,513)

Adjustment To Reconcile Loss To Net Cash Used By Operating Activities
Accounts payable	10,000
(8,513)

Financing Activities
Issue of share capital	50
Due to related party	8,683
8,733

Cash, End Of Period	$220

The accompanying notes are an integral part of these financial statements

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS' DEFICIENCY

PERIOD FROM INCEPTION, DECEMBER 9, 2004, TO DECEMBER 31, 2004
(Stated in U.S. Dollars)

	COMMON STOCK		DEFICIT
	NUMBER		ACCUMULATED
	OF		DURING THE
	COMMON	PAR	EXPLORATION
	SHARES	VALUE	STAGE	TOTAL

Shares issued for cash at $0.00001,
December 9, 2004	5,000,000	$50	$-	$50
Loss for the period	-	-	(18,513)	(18,513)

Balance, December 31, 2004	5,000,000	$50	$(18,513)	$(18,463)

The accompanying notes are an integral part of these financial statements

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004
(Stated in U.S. Dollars)

1.		OPERATIONS

Organization

The Company was incorporated in the State of Nevada, U.S.A., on December 9, 2004.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining claims. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a loss of $18,513 for the period from December 9, 2004 (inception) to December 31, 2004, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral claims. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.		SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

	a)	Year End

The Company's year end is December 31st.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	b)	Mineral Claim Payments and Exploration Costs

The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

	c)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

	d)	Income Taxes

The Company uses an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

	e)	Fair Value of Financial Instruments

The carrying values of the Company's financial instruments, including cash and accounts payable, approximate their fair values due to their short term maturities.

	f)	Basic and Diluted Loss Per Share

In accordance with SFAS No. - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2004, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

INTERNATIONAL GOLD CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004
(Stated in U.S. Dollars)

3.	MINERAL CLAIM INTEREST

The Company has the right to conduct exploration activity on one mineral claim, the legal title to which is held by Woodburn Holdings Ltd., a British Columbia corporation owned and controlled by Robert Baker, the Company's secretary.

4.	DUE TO RELATED PARTY

	The amount due is to a shareholder, unsecured and interest free with no specific terms of repayment.

5.	INCOME TAX

	A reconciliation of income tax expense to the amount computed at the statutory rate is as follows:

	Loss for the period	$(18,513)
	Statutory tax rate	35%

	Expected income tax provision	$(6,480)
	Unrecognized tax losses	6,480

		$-
	Significant components of deferred income tax assets are as follows:

	Operating loss	$6,480
	Valuation allowance	(6,480)

		$-

	The Company has $18,513 in losses carryforward which will expire in 2024 if not utilized.

Until _____________ 2005, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.     Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2.     Article IX of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.     Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100
Printing Expenses	200
Accounting Fees and Expenses	4,000
Legal Fees and Expenses	25,000
Blue Sky Fees/Expenses	500
Transfer Agent Fees	200
TOTAL	$30,000

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Dimac Capital Corporation	12/09/04	2,500,000	$25 in cash
701 - 2190 Bellevue Avenue
West Vancouver, BC
Canada V7T 2X8

Woodburn Holdings Ltd.	12/09/04	2,500,000	$25 in cash
885 Pyrford Road
West Vancouver, BC
Canada V7S 2A2

We issued the foregoing restricted shares of common stock to Dimac Capital Corporation, a British Columbia corporation, owned and controlled by Kathrine MacDonald, our president, and Woodburn Holdings Ltd., a British Columbia corporation owned and controlled by Robert M. Baker, our secretary, and pursuant to Section 4(2) of the Securities Act of 1933. Dimac Capital Corporation And Woodburn Holdings Ltd. are sophisticated investors and where in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

ITEM 27.     EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-B. All exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description
3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the securities being registered.
10.1*	K-9 Mining Claim.
10.2*	Bill of Sale.
23.1	Consent of Morgan & Company, Chartered Accountants.
23.2*	Consent of Conrad C. Lysiak, Esq.
99.1*	Subscription Agreement.

*   Previously filed

ITEM 28.     UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

	c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused to the Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 13th day of June, 2005.

INTERNATIONAL GOLD CORP.

BY:	/s/ Kathrine MacDonald
Kathrine MacDonald, President, Principal Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer, and a member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Kathrine MacDonald, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kathrine MacDonald	President, Principal Executive Officer, Treasurer	June 13, 2005
Kathrine MacDonald	Principal Financial Officer, Principal Accounting Officer, and a member of the
Board of Directors

/s/ Robert M. Baker	Secretary and member of the Board of Directors	June 13, 2005
Robert M. Baker